UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2011

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As part of the normal quarter-end process of Enbridge Energy Partners, L.P (“we,” “our,” or the “Partnership”), we are reassessing the estimated remaining costs of environmental remediation and cleanup activities associated with the crude oil release on Line 6B, and potential claims by third parties. As a result of our response to recent additional work direction from the Environmental Protection Agency, additional information concerning the reassessment of the overall monitoring area, related cleanup, including submerged oil recovery operations, and remediation activities, we now anticipate that we will be revising our total estimate of the costs for this crude oil release. While this reassessment is still underway at the date of this report, we believe this cost estimate may increase by approximately 20% from our prior estimate of $585 million. This anticipated increase represents gross costs before insurance recoveries and does not include fines and penalties. Our reassessment of our estimated costs associated with the crude oil release on Line 6B will be based on currently available information and updated as considered necessary to incorporate material new information as it becomes available. Despite the efforts made to ensure the reasonableness of our estimates, changes to the recorded amounts associated with this release are possible as more reliable information becomes available.

The Partnership is included in the comprehensive insurance program of Enbridge Inc. (the ultimate parent of the Partnership’s general partner) that includes an aggregate $650 million of pollution liability coverage. Based on our anticipated revised estimate of costs associated with these crude oil releases, Enbridge Inc. is likely to exceed the limits of its coverage under our comprehensive insurance program for the policy year ending April 30, 2011. We are pursuing recovery of the costs associated with the Line 6A crude oil release from third parties; however, there can be no assurance that any such recovery will be obtained.

The estimated costs related to the oil spill on Line 6A in Romeoville, Illinois that occurred on September 9, 2010, remain approximately $48 million, before the effect of insurance recoveries and any claims for recoveries from third parties, and excluding fines and penalties.

As previously disclosed, financial statement recognition for this incident will cause increased short term volatility in the Partnership’s results of operations and cash flows through future periods. We expect to record insurance recoveries during the periods the Partnership deems the claims for recovery from its insurance carriers are probable, which will not occur at the same time it incurs recoverable costs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(Registrant)

By: Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: September 26, 2011	By:	/s/ William M. Ramos
William M. Ramos
Controller
(Duly Authorized Officer)